Exhibit 1.1

EXECUTION VERSION

DEVON ENERGY CORPORATION

69,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February 17, 2016

UNDERWRITING AGREEMENT

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

as Representative of the several

Underwriters named in Schedule A

Ladies and Gentlemen:

Devon Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 69,000,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 10,350,000 additional shares (the “Optional Securities”) of common stock, par value $0.10 per share (“Stock”) of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 1 hereof being collectively called the “Securities”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-200922), including a prospectus (the “Base Prospectus”) relating to certain securities to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) and any free writing prospectus identified on Annex I that is required to be filed with the Commission pursuant to Rule 433 under the Act. The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, is hereinafter referred to as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with the confirmation of sales of the Securities and the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed on or before the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, any Preliminary

Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective, as determined for the Company pursuant to Section 11 of the Act and Item 512 of Regulation S-K, as applicable. This Agreement and the Securities are hereinafter sometimes referred to collectively as the “Operative Documents.”

At or prior to 7:20 P.M., New York City time, on February 17, 2016 (the “Applicable Time”), the Company had prepared the following information (collectively, with the pricing information set forth on Annex I, the “Pricing Disclosure Package”): (i) a Preliminary Prospectus dated February 17, 2016 relating to the Securities and (ii) the information identified in Annex I hereto.

The Company and the Underwriters agree as follows:

1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at a purchase price per share of $18.52, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 1, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 10,350,000 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery

(as defined in Section 2 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. As used herein “business day” shall mean a day on which the Exchange (as defined below) is open for trading.

2. Payment and Delivery: The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). Such payment and delivery shall be, with respect to the Firm Securities, made at 10:00 A.M., New York City time, on February 22, 2016 (unless another time not later than February 29, 2016 shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof) and, with respect to the Optional Securities, 10:00 A.M., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman Sachs & Co. of the Underwriters’ election to purchase such Optional Securities (unless another time shall be agreed to by you and the Company in writing). The time at which such payment and delivery of the Firm Securities are actually made is hereinafter sometimes called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

The Company shall pay all transfer taxes payable in connection with the transfer of the Securities to the Underwriters.

3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters on the date hereof and as of the Applicable Time that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, threatening or instituting proceedings for that purpose or pursuant to Section 8A of the Act or related to the offering.

(b) The Company was a “well-known seasoned issuer” as defined in Rule 405 of the Act (i) at the time of the filing of the Registration Statement; (ii) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the

Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act; and the Company was not an “ineligible issuer” as defined in Rule 405 of the Act at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Securities.

(c) The Prospectus has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). As of the Effective Date, the Registration Statement and any post-effective amendment thereto complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus, as then amended or supplemented, and as of the last Time of Delivery, the Prospectus, as then amended or supplemented, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representative, on behalf of the several Underwriters, specifically for use therein.

(d) The Pricing Disclosure Package as of the Applicable Time and at each Time of Delivery, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representative, on behalf of the several Underwriters, specifically for use therein. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(e) In connection with the offering of the Securities, other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “issuer free writing prospectus” (as defined in Rule 433 under the Act) (an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Annex I hereto and (ii) any other written communications, in each case, approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pricing Disclosure Package, did not at the Applicable Time, and will not at each Time of Delivery, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representative, on behalf of the several Underwriters, specifically for use therein. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(f) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, complied or will comply as to form in all material respects with the requirements of the Act and Exchange Act, as applicable, and, at the time that they are filed with the Commission, none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Excluding EnLink Midstream, LLC and its subsidiaries (collectively, “EnLink”) from the definition of “Significant Subsidiary” for this Section 3(g) only, all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as defined in Regulation S-X under the Act) of the Company have been duly authorized and validly issued and are fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of any applicable jurisdiction’s statutes. All shares of capital stock or other equity interests of the Significant Subsidiaries that are owned of record directly by the Company or indirectly by a wholly owned subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, equity or claim (other than any such lien, security interest, pledge, charge, encumbrance, equity or claim in favor of the Company or a wholly owned subsidiary of the Company); none of the outstanding shares of capital stock or other equity interests of each such Significant Subsidiary (other than EnLink) was issued in violation of any preemptive or similar rights or the charter or bylaws or other organizational documents of the Company or such Significant Subsidiary or any agreement to which the Company or such Significant Subsidiary is a party. Except as set forth in the Pricing Disclosure Package and the Prospectus and except with respect to EnLink, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Significant Subsidiaries (other than any such rights, warrants, options or investments in favor of the Company or a wholly owned subsidiary of the Company).

(h) The Company and each Significant Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Pricing Disclosure Package and the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each Significant Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), properties, or results of operations of the Company and its subsidiaries, taken as a whole.

(i) The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Securities.

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company and when executed and delivered by the Company and the other parties hereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.

(k) Excluding EnLink from the term “subsidiaries” for this Section 3(k) only, all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.

(m) All material taxes, fees and other governmental charges that are due and payable on or prior to any Time of Delivery in connection with the execution, delivery and performance of the Operative Documents and the execution, delivery and sale of the Securities shall have been paid by or on behalf of the Company at or prior to any Time of Delivery, except for those failures which would not reasonably be expected, either individually or in the aggregate, to materially interfere with or materially adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(n) Excluding Enlink from the definition of “Significant Subsidiaries” for this Section 3(n) only, none of the Company or any Significant Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, or other evidence of indebtedness, or any lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Significant Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

(o) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Securities, or the consummation of the transactions contemplated by this Agreement, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary or an acceleration of any indebtedness of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or its respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Operative Documents, including the consummation of any of the transactions contemplated thereby, or the consummation of the transactions contemplated by this Agreement, except (x) such as have been or will be obtained or made on or prior to a Time of Delivery in connection with the issuance of the Securities, (y) such as may be required under state securities or blue sky laws, or (z) those for which the failure to obtain would not reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to a Time of Delivery, except for those consents or waivers, the failure of which to obtain would not, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(p) Except as described or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, board, authority, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business, assets or property of such person is subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject that (x) in the case of clause (A) above, if determined adversely to the Company or such subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(q) Except as described or incorporated by reference in the Pricing Disclosure Package and the Prospectus, the Company and each Significant Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof and as of the Applicable Time, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, and is in compliance with all terms and conditions of any such permit, license or other approval, except where the failure to possess or noncompliance with any such permit, license or other approval would not reasonably be expected to have a Material Adverse Effect.

(r) There are no defects in title to, or encumbrances upon the leasehold interests in, the oil and gas producing properties of the Company and its Significant Subsidiaries or the assets or facilities used by the Company and its Significant Subsidiaries in the production and marketing of oil and gas which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(s) The Company and each subsidiary have filed on a timely basis all material federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith or as to which the failure to file would not have a Material Adverse Effect) and have paid all material taxes as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately accounted for within the financial statements of the Company referenced in clause (z) of this Section 3 in accordance with United States generally accepted accounting principles (“GAAP”).

(t) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(u) The Company maintains systems of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(w) The Company and its subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business, all of which insurance is in full force and effect.

(x) Since December 31, 2015, except as set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, (a) none of the Company or any of its subsidiaries has (1) incurred any liabilities or obligations direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except in a manner consistent with past practices.

(y) None of the Company or any of its subsidiaries (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation)

has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, at any Time of Delivery.

(z) Each firm of accountants that has certified or shall certify the financial statements included or to be included as part of or incorporated by reference in the Pricing Disclosure Package and the Prospectus is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Pricing Disclosure Package and the Prospectus, including the documents incorporated by reference therein). Any pro forma financial statements included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the transactions disclosed in the Pricing Disclosure Package and the Prospectus. The other financial and statistical information and data included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

(aa) Each of LaRoche Petroleum Consultants, Ltd. and Deloitte LLP, the petroleum engineering consultants who have consented to being named in, and to the incorporation by reference of their report in, the Registration Statement, the Pricing Prospectus and the Prospectus are independent engineers with respect to the Company and its subsidiaries;

(bb) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiaries and any other person other than the Underwriters that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(cc) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate.

(ee) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Excluding EnLink from the term “subsidiaries” for this Section 3(ff) only and except as disclosed in the Pricing Disclosure Package and the Prospectus, including documents incorporated therein, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(gg) Excluding EnLink from the term “subsidiaries” for this Section 3(gg) only, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its directors, officers or employees or of any of its subsidiaries, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(hh) Excluding EnLink from the term “subsidiaries” for this Section 3(hh) only, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as

amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Excluding EnLink from the term “subsidiaries” for this Section 3(ii) only, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, or employees, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not, knowingly, directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

4. Certain Covenants of the Company: The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualification in effect as long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to prepare the Prospectus in substantially the form previously furnished to the Underwriters with such changes as are reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act); to pay the registration fee for the offering of the Securities within the time period required by Rule 456(b)(l)(i) under the Act (without giving effect to the proviso therein); to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and to make available to the Underwriters in New York City, as soon as practicable and from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of this Agreement) as the Underwriters may reasonably request for the purposes contemplated by the Act and a copy of each Issuer Free Writing Prospectus in electronic form; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) to make available to you and your counsel copies of the Registration Statement, the Pricing Disclosure Package and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters);

(d) to advise you promptly and (if requested by you) to confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective;

(e) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, Prospectus, any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or pursuant to Section 8A of the Act, or of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or Prospectus, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus (including by filing any documents that would be incorporated therein by reference), to furnish you a draft of such proposed amendment or supplement in advance of such filing and to file no such amendment or supplement to which you shall reasonably object in writing unless the Company is required by law to make such filing;

(f) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and to promptly notify you of such filing;

(g) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Securities is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act) which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i) to make generally available to its security holders (as provided in Rule 158(b) under the Act) an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of Common Stock regardless of class (the “Lock-Up Securities”) or securities convertible into or exchangeable or exercisable, in each case during the Lock-Up Period, for any shares of its Lock-Up Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except for (A) the Securities to be sold hereunder, (B) the 23,470,000 shares of stock issued in connection with the Company’s acquisition of Felix Energy Holdings,

LLC and the 6,857,488 shares of stock issued in connection with the Company’s acquisition of certain oil and gas properties in the Powder River Basin sold by holders thereof, (C) any shares of Stock issued by the Company upon the conversion or exchange of convertible or exchangeable securities outstanding (including upon the exercise of an option or warrant or vesting of restricted stock, performance share units or other equity awards), as of the date of this Agreement, (D) any shares of Stock, options, warrants, restricted stock, performance share units or other equity awards granted pursuant to employee stock plans and equity incentive plans existing on the date of this Agreement, (E) any shares of Stock, options, warrants, restricted stock and performance share units issued pursuant to dividend re-investment plans existing on the date of this Agreement, and (F) the filing of one or more registration statements on Form S-8 with respect to any incentive compensation plan of the Company. The initial Lock-Up Period for the shareholders listed in Schedule B commenced on February 17, 2016 and the initial Lock-Up Period for the Company commenced on February 17, 2016, and will continue and include the date that is 60 days after the date of the Prospectus in the case of the shareholders listed in Schedule B, and 90 days after the date of the Prospectus in the case of the Company.

(k) Except in accordance with the provisions of the lock-up letters substantially in the form attached as Exhibit A, for the period specified in such letter, the Company shall not allow the persons listed in Schedule B to sell or otherwise transfer, without the prior written consent of the Representative, any Lock-Up Securities or securities convertible into or exchangeable or exercisable for any shares of Lock-Up Securities;

(l) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus;

(m) to use its best efforts to effect and maintain the listing, subject to notice of issuance, of the Securities on the New York Stock Exchange (the “Exchange”);

(n) to pay or cause to be paid, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all costs, expenses, fees and taxes (including transfer taxes but excluding fees and disbursements of counsel for the Underwriters except as set forth under section 6 hereof and (iii) below) incident to and in connection with the performance of its obligations under this Agreement, including, without limitation, (i) the preparation and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution and delivery of the Securities being delivered at each Time of Delivery, (iii) the qualification of the Securities for offering and sale under state laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (iv) all fees and expenses in connection with listing the Securities on the Exchange, (v) the approval of the Securities by DTC for “book entry” transfer, (vi) the cost of preparing the Securities and (vii) the cost and charges of any transfer agent or registrar and the performance of the Company’s other obligations hereunder including, but not limited to, the fees, disbursements and expenses of the Company’s counsel and accountants;

(o) to furnish to you, before filing with the Commission subsequent to the date of this Agreement and until the last Time of Delivery, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(p) if at any time prior to any Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (e) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law; provided, however, that the Company shall not be required to amend or supplement the Pricing Disclosure Package if the Company amends or supplements the Prospectus to address any matter specified in clauses (i) or (ii) above.

5. Certain Representations and Covenants of the Underwriters: Each Underwriter hereby represents and agrees:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Act), which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company, other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Annex I hereto or prepared pursuant to Section 3(e) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing; and

(b) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 4(e) hereof).

6. Reimbursement of Underwriters’ Expenses: If any Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (iii), (v) or (vi) of Section 8 or the last paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, as of the Applicable Time and at the First Time of Delivery or the Additional Time of Delivery, as the case may be, as set forth below, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at such Time of Delivery an opinion, tax opinion and negative assurances letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, substantially in the forms of Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively, hereto, addressed to the Underwriters and dated such Time of Delivery, with reproduced copies thereof for each of the other Underwriters.

(b) You shall have received on the date of this Agreement and at such Time of Delivery from KPMG LLP, independent registered public accountants for the Company, customary comfort letters dated, respectively, as of the date of this Agreement and such Time of Delivery and addressed to the Representative (with reproduced copies for each of the other Underwriters) in the forms and substances heretofore approved by the Representative and counsel to the Underwriters.

(c) On the date hereof and on such Time of Delivery, each of LaRoche Petroleum Consultants, Ltd. and Deloitte LLP shall have furnished to you letters, dated each such date, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in reserve engineers “comfort letters” to underwriters with respect to reserve information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(d) You shall have received at such Time of Delivery the opinion and negative assurances letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Time of Delivery, in form and substance reasonably satisfactory to you.

(e) All filings with the Commission required by Rules 424 and 433 under the Act to have been filed by such Time of Delivery shall have been made within the applicable time period prescribed for such filing by Rule 424 or 433, as applicable.

(f) On or prior to the date of this Agreement, the Representative shall have received lock-up letters substantially in the form attached as Exhibit A from the persons listed in Schedule B hereto.

(g) Prior to such Time of Delivery, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Rule 401(g)(2) or Section 8(d), 8(e) or 8A of the Act; (ii) the Registration Statement and all amendments thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Pricing Disclosure Package and the Prospectus and all amendments or supplements thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h) The Company shall, at such Time of Delivery, deliver to you a certificate dated as of such date of an executive officer of the Company to the effect set forth in Sections 7(g) and (j), that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to this Agreement on or before such date.

(i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Pricing Disclosure Package and the Prospectus as of such Time of Delivery as you may reasonably request.

(j) Between the time of execution of this Agreement and such Time of Delivery, there shall not have occurred or become known any material adverse change, financial or otherwise (other than as referred to in the Pricing Disclosure Package and the Prospectus as of the date hereof), in the business, condition or business prospects of the Company and its subsidiaries, taken as a whole, that in the judgment of the Representative makes it impracticable to market the Securities.

(k) The Securities to be delivered on such Time of Delivery shall have been approved for listing on the Exchange, subject to official notice of issuance.

8. Effective Date of Agreement; Termination: This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination by you at any time prior to the First Time of Delivery (or, with respect to the Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities), if prior to such time (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 7 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or limitations or minimum prices shall have been established on the Exchange, the American Stock Exchange or the Nasdaq Global Market, (iv) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (v) a general banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (vi) the United States shall have declared war in accordance with the constitutional processes or there shall have occurred any material outbreak or material escalation of hostilities or other national or international calamity or crisis, in each case in this clause (vi) of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representative, to make it impracticable to market the Securities.

If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments: Subject to Sections 7 and 8, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder at a Time of Delivery (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate number of Securities to be purchased on such date which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Securities to be purchased on such date, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Securities they are obligated to purchase pursuant to Section 1 hereof) the number of shares agreed to be purchased by all such defaulting Underwriters on such date, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Securities set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone such Time of Delivery for a period not exceeding five business days in order that any necessary changes in the Pricing Disclosure Package and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed to purchase at such Time of Delivery exceeds 10% of the total number of Securities which all Underwriters agreed to purchase on such date, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement (or, with respect to the Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution: (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, an “Underwriter Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any such document in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such document or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such document or necessary to make such statements not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Company Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representative, on behalf of the several Underwriters, specifically for use therein.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 10, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been prejudiced in any material respect by such omission to so notify, and shall not, in any event, relieve the Indemnified Party from any liability otherwise than under subsection (a) or (b). Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 10 is held to be unavailable to an Indemnified Party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive the issuance and delivery of the Securities. In addition, the agreements contained in Sections 4(n), 6, 10, 11 and 13 shall survive the termination of this Agreement, including pursuant to Section 8. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Pricing Disclosure Package or the Prospectus.

11. Underwriters’ Information: The Company and the Underwriters severally acknowledge that the statements with respect to the offer and sale of the Securities set forth in the fourth paragraph and the seventh paragraph in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished in writing by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus as such information is referred to in Sections 3 and 10 hereof.

12. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015, Attention: General Counsel, facsimile no. (405) 552-1400.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

16. Successors and Assigns: This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17. No Fiduciary Duty: The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Senior Vice President Corporate Finance and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

GOLDMAN, SACHS & CO.

By:	/s/ Daniel M. Young
	Name:	Daniel M. Young
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

ANNEX I

a. Pricing Disclosure Package

Not applicable.

b. Pricing Information Provided Orally by Underwriters

Price: $18.75

Number of Securities: 69,000,000

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased (if Maximum Option Exercised)

Goldman, Sachs & Co.	48,300,000	7,245,000
Barclays Capital Inc.	1,740,681	261,102
BTIG, LLC	1,740,681	261,102
Citigroup Global Markets Inc.	1,740,681	261,102
Credit Suisse Securities (USA) LLC	1,740,681	261,102
J.P. Morgan Securities LLC	1,740,681	261,102
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,740,681	261,102
Mizuho Securities USA Inc.	1,740,681	261,102
Morgan Stanley & Co. LLC	1,740,681	261,102
RBC Capital Markets, LLC	1,740,681	261,102
Scotia Capital (USA) Inc.	1,740,681	261,102
Wells Fargo Securities, LLC	1,740,681	261,102
CIBC World Markets Corp.	517,503	77,626
Mitsubishi UFJ Securities (USA), Inc.	517,503	77,626
TD Securities (USA) LLC	517,503	77,626
Total	69,000,000	10,350,000

SCHEDULE B

Signatories to Lock-up Agreement

Barbara M. Baumann

John E. Bethancourt

Robert H. Henry

David A. Hager

Jeremy D. Humphers

Michael M. Kanovsky

Thomas L. Mitchell

Robert A. Mosbacher, Jr.

J. Larry Nichols

Duane C. Radtke

Mary P. Ricciardello

John Richels

Darryl G. Smette

Tony D. Vaughn

Exhibit A

FORM OF LOCK UP AGREEMENT

Devon Energy Corporation

February 17, 2016

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re:	Devon Energy Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A (collectively, the “Underwriters”), with Devon Energy Corporation, a Delaware corporation (the “Company”), providing for the public offering of the Common Stock, par value $0.10 per share, of the Company (the “Shares”) in a transaction registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust, (iv) in a distribution to partners, members or shareholders of the undersigned, (v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (vi) in connection with the vesting of any restricted stock and restricted stock units, any disposition of Shares, exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included or incorporated by reference in the registration statement, including any dispositions in connection with the “cashless” exercise, or net share settlement, of stock options or vesting of any restricted stock and restricted stock units, and any open market transactions or net share settlement in connection with the payment of taxes due upon such exercise or vesting, provided that any such Shares received upon such exercise or vesting will also be subject to this Lock-Up Agreement, or (vii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; provided, however, it shall be a condition to any transfer permitted under clause (i), (ii), (iii), (iv), (v) or (vi) that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided further, however, it shall be a condition to any transfer permitted under clause (iii), (iv) or (v) that no public report or filing with the SEC reporting a reduction in beneficial ownership of the Undersigned’s Shares (other than a filing on Form 5 after the expiration of the Lock-Up Period) shall be required or be voluntarily made in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective by March 21, 2016, or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from, all obligations under this letter agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the offering in reliance upon this letter agreement.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Exhibit B-1

FORM OF OPINION OF COUNSEL TO THE COMPANY

Exhibit B-2

FORM OF TAX OPINION OF COUNSEL TO THE COMPANY

Exhibit B-3

FORM OF NEGATIVE ASSURANCES LETTER OF COUNSEL TO THE COMPANY